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                                                                   Exhibit 10.10

The United States of America
CERTIFICATE OF REGISTRATION
PRINCIPAL REGISTER

The Mark shown in this certificate has been registered in the United States Patent and Trademark Office to the named registrant.

The records of the United States Patent and Trademark Office show that an application for registration of the Mark shown in this Certificate was filed in the Office; that the application was examined and determined to be in compliance with the requirements of the law and with the regulations prescribed by the Commissioner of Patents and Trademarks, and that the Applicant is entitled to registration of the Mark under the Trademark Act of 1946, as Amended.

A copy of the Mark and pertinent data from the application are a part of this certificate.

This registration shall remain in force for TEN (10) years, unless terminated earlier as provided by law, and subject to compliance with the provisions of
Section 8 of the Trademark Act of 1946, as Amended.

/s./ Bruce Lehman
     Bruce Lehman
Commissioner of Patents and Trademarks

Maintenance Requirements

Section 8: This registration will be cancelled after six (6) years by the Commissioner of Patents and Trademarks, UNLESS, before the end of the sixth year following the date of registration shown on this certificate, the registrant files in the U.S. Patent and Trademark Office an affidavit of continued use as required by Section 8 of the Trademark Act of 1946, 15 U.S.C. Section 1058, as Amended. It is recommended that the Registrant contact the Patent and Trademark Office approximately five years after the date shown on this registration to determine the requirements and fees for filing a Section 8 affidavit that are in effect at that time. Currently, a fee of $100, and a specimen showing how the mark is used in commerce, is required for each international class of goods and/or services identified in the certificate of registration and must be enclosed with the affidavit.

Section 9: This registration will expire by law after ten (10) years, UNLESS, before the end of the tenth year following the date of registration shown on this certificate, the registrant files in the U.S. Patent and Trademark Office an application for renewal of the registration as required by Section 9 of the Trademark Act of 1946, 15 U.S.C. Section 1059, as Amended. It is recommended that the Registrant contact the Patent and Trademark Office approximately nine years after the date shown on this registration to determine the requirements and fees for filing a Section 9 application for renewal that are in effect at that time. Currently, a fee of $300, and a specimen showing how the mark is used in commerce, is required for each international class of goods and/or services identified in the certificate of registration and must be enclosed with the affidavit.